UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2013

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2013, Sonus Networks, Inc. (the “Company”) amended its Senior Management Cash Incentive Plan (the “SMCIP”) to allow the Board of Directors of the Company or the Compensation Committee to authorize the issuance of equity under the Company’s 2007 Stock Incentive Plan, as amended, or any similar successor plan, in lieu of any Award Payment Amount (as such term is defined in the SMCIP) under the SMCIP.  The SMCIP was also amended to require (i) Award Payment Amounts to be paid as soon as practicable after the close of the relevant Plan Year (as such term is defined in the SMCIP) as opposed to by March 15 of the calendar year following the close of the Plan Year; and (ii) participants under the SMCIP to be employed by the Company through the payment date of the Award Payment Amount, as opposed to through and including December 31 of the Plan Year, in order to qualify for a right to earn an Award Payment Amount.

On March 28, 2013, the Company and each of Raymond P. Dolan, the Company’s President and Chief Executive Officer; Maurice L. Castonguay, the Company’s Senior Vice President and Chief Financial Officer; Todd Abbott, the Company’s Executive Vice President of Strategy and Go-to-Market; and Matthew Dillon, the Company’s Senior Vice President of Global Services and Systems Management (collectively, the “Named Executive Officers”), executed a letter agreement (each, an “Amendment” and collectively, the “Amendments”), amending the terms and conditions of their respective employment agreements, as amended (collectively, the “Agreements”).

Under the terms of the Amendments, the Named Executive Officers elected to receive their fiscal year 2013 bonuses (“2013 Bonus”), if any is earned, in the form of shares of the Company’s common stock (the “2013 Bonus Shares”).  The number of 2013 Bonus Shares granted will equal 1.5 times each Named Executive Officer’s actual 2013 Bonus earned, which bonus shall be determined by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company in its sole discretion subject to the terms of the SMCIP, divided by the closing price of the Company’s shares on the date of grant.  The 2013 Bonus Shares (if any are granted) will be granted on a date concurrent with the timing of normal 2013 bonus payouts and will be fully vested as of such grant date.  Notwithstanding any contrary provision in the Named Executive Officer’s employment agreement, the executive must be employed on the grant date for the 2013 Bonus Shares (if any are granted) to be eligible to receive such shares.

The Amendments also state that the Compensation Committee retains the right, in its sole discretion, to pay each Named Executive Officer’s 2013 Bonus in cash pursuant to the terms of their respective Agreements as opposed to payment in 2013 Bonus Shares.  If the Company is the subject of an acquisition or change of control prior to the grant date, and if the Compensation Committee of the Company or its successor elects to pay the 2013 Bonus, if any, in cash, such cash payment will equal 1.5 times the actual 2013 Bonus earned, if any.

The Amendments only apply to the fiscal year 2013 Bonus.

The foregoing summary is qualified in its entirety by reference to the SMCIP and the Amendments, copies of which are attached as Exhibits 10.1 to 10.5 to this Current Report on Form 8-K and to the Agreements as previously filed and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Senior Management Cash Incentive Plan, as amended on March 28, 2013.

10.2                        Amendment to Employment Agreement between Sonus Networks, Inc. and Raymond P. Dolan, accepted March 28, 2013.

10.3                        Amendment to Employment Agreement between Sonus Networks, Inc. and Maurice Castonguay, accepted March 28, 2013.

10.4                        Amendment to Employment Agreement between Sonus Networks, Inc. and Todd Abbott, accepted March 28, 2013.

10.5                        Amendment to Employment Agreement between Sonus Networks, Inc. and Matthew Dillon, accepted March 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2013	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary

Exhibit Index

10.1                        Senior Management Cash Incentive Plan, as amended on March 28, 2013.

10.2                        Amendment to Employment Agreement between Sonus Networks, Inc. and Raymond P. Dolan, accepted March 28, 2013.

10.3                        Amendment to Employment Agreement between Sonus Networks, Inc. and Maurice Castonguay, accepted March 28, 2013.

10.4                        Amendment to Employment Agreement between Sonus Networks, Inc. and Todd Abbott, accepted March 28, 2013.

10.5                        Amendment to Employment Agreement between Sonus Networks, Inc. and Matthew Dillon, accepted March 28, 2013.